UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2004

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Effective May 28, 2004, Franklin Bancorp, Inc., a Michigan corporation (“Franklin”), merged with and into First Place Financial Corp., a Delaware corporation and the registrant hereunder (“First Place”), pursuant to the Agreement and Plan of Merger, dated November 10, 2003, and as amended on February 3, 2004, by and between First Place and Franklin (the “Merger”). As a result of the Merger, Franklin shareholders will have the right to elect to receive any one of the following as consideration for each outstanding share of Franklin common stock, no par value per share (“Franklin Common Stock”): (i) $21.00 in cash, without interest; (ii) 1.137 shares of common stock, par value $0.01 per share of First Place (“First Place Common Stock”); (iii) the fixed consideration of 50% First Place Common Stock (.5685 shares) and 50% cash ($10.50) or (iv) a portion in First Place Common Stock and a portion in cash in amounts determined by a Franklin shareholder, subject to the allocation procedures which are intended to ensure that 50% of the consideration paid by First Place to holders of Franklin Common Stock will be First Place Common Stock with the remaining 50% of the consideration to be paid in cash. Concurrent with the Merger, Franklin Bank, National Association (“Franklin Bank”) converted from a national association to a federally chartered savings association. A copy of the press release announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In addition to the stock consideration being paid to Franklin shareholders, First Place raised approximately $30.0 million in an offering of trust preferred securities which was completed on December 19, 2003. First Place will use the proceeds of the trust preferred offering to partially fund the cash portion of the consideration paid by First Place to Franklin shareholders in the Merger.

First Place’s Registration Statement on Form S-4 (Registration No. 333-111494), which was declared effective by the Securities and Exchange Commission on February 9, 2004, sets forth certain information regarding the Merger, including the date and manner of the Merger, the nature and amount of the consideration paid by First Place, the method used for determining the amount of such consideration, the allocation procedures, the nature of any material relationship between Franklin and First Place or any of its affiliates, any officer or director of First Place or any associate of any such officer or director, the nature of Franklin’s business and the intended structure and operation of the combined company created in the Merger.

Item 7. Financial Statements, Pro Forma Information and Exhibits

a)	Financial Statements of Business Acquired

[The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.]

b)	Pro Forma Financial Information

[The pro forma information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.]

c)	Exhibits.

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated June 1, 2004, announcing the completion of the acquisition of Franklin Bancorp, Inc. by First Place Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 1, 2004	By:	/s/ David L. Mead
David L. Mead
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated June 1, 2004, announcing the completion of the acquisition of Franklin Bancorp, Inc. by First Place Financial Corp.